Exhibit 10.8

                      REGULATION S STOCK PURCHASE AGREEMENT

                             Dated October 22, 2003

                                       For

                      CHINA WIRELESS COMMUNICATIONS, INC.'S
                                  COMMON STOCK

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                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE


ARTICLE I.    PURCHASE, SALE AND TERMS OF SHARES..............................2
   1.1.   The Shares..........................................................2
   1.2.   Payment of Purchase Price; Closing..................................2
   1.3.   Covenants of Best Efforts...........................................3
   1.4.   Representations by the Purchaser....................................3
   1.5    Termination.........................................................6


ARTICLE II.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
   2.1.   Organization and Standing of the Company............................7
   2.2.   Corporate Action....................................................7
   2.3.   Governmental Approvals..............................................8
   2.4.   Litigation..........................................................8
   2.5.   Compliance with Other Instruments...................................8
   2.6.   Title to Assets; Intellectual Property Rights.......................8
   2.7.   Taxes ..............................................................9
   2.8.   Disclosure..........................................................9
   2.9.   Brokers or Finders.................................................10
   2.10.  Capitalization; Status of Capital Stock............................10
   2.11.  SEC Reports........................................................10
   2.12.  Books and Records..................................................10
   2.13   Refusal of Registration ...........................................11
   2.14.  Registration Rights................................................11

ARTICLE III.  MISCELLANEOUS
   3.1.   No Waiver; Cumulative Remedies.....................................11
   3.2.   Amendments; Waivers and Consents...................................11
   3.3.   Addresses for Notices..............................................11
   3.4.   Costs; Expenses and Taxes..........................................12
   3.5.   Effectiveness; Binding Effect; Assignment..........................12
   3.6.   Survival of Representations and Warranties.........................12
   3.7.   Prior Agreements...................................................12
   3.8.   Severability.......................................................12
   3.9.   Governing Law; Venue...............................................12
   3.10.  Headings...........................................................13
   3.11.  Counterparts.......................................................13
   3.12.  Further Assurances.................................................13

                                        i

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REGULATION S STOCK PURCHASE AGREEMENT, dated as of October 22, 2003 between
CHINA WIRELESS COMMUNICATIONS, INC., a Nevada corporation having offices at 1746 Cole Boulevard, Suite 225, Golden, CO 80401-3210 (the "Company"), and Bellador Advisory Services (Labuan) Ltd. a Malaysian international business company licensed as a fund manager in Labuan, the registered address of which is 6th Floor, West Block, Wisma Selangor Dredging, Jalan Ampang, 50450 Kuala Lumpor, Malaysia the investment advisor of its clients (sometimes referred to as "Purchasers' Advisor") who shall be purchasers of the securities.



                                   ARTICLE I.

                       PURCHASE, SALE AND TERMS OF SHARES

         1.1. THE SHARES. The Company agrees to issue and sell to the clients of Purchasers' Advisor in an offshore transaction negotiated outside the U.S. and to be consummated and closed outside the U.S. and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers' Advisor agrees to recommend that its clients evaluate the opportunity to purchase from the Company shares (the "Shares") of the Company's Common Stock. The Company shall be paid 50% of the bid price of the Company's shares of Common Stock as quoted on the OTC Bulletin Board (the "OTCBB") (or on such other United States stock exchange or public trading market on which the shares of the Company trade if, at the time of purchase, they are not trading on the OTCBB) immediately preceding the date (the "Call Date") the purchase order (the "Purchase Notice") is received by the Company (the "Purchase Price"). Subject to the rights of each party to terminate this agreement as provided in Section 1.5 below, Purchasers' Advisor agrees to make a good faith effort to provide $3,500,000 of net funding to Company on or before the end of July 2004 according to the following schedule: Purchaser shall make a good faith effort to provide (1) $250,000 of net proceeds to Company by the end of November 2003; (2) $400,000 of net proceeds to Company by December 31, 2004 and (3) $350,000 or more of net proceeds every 30 days to Company beginning January 15, 2004, until the funds that Purchasers' Advisor has agreed to raise have been delivered to Company.

                  1.1.1. The Purchasers' Advisor reserves the right to terminate the contract in its sole discretion at any time during its funding of Company. Such termination shall be effective upon sending of written notice by facsimile transmission or international express mail to Company.

                  1.1.3. The Company, upon 15 business days' written notice by facsimile or Federal Express to Bellador Advisory Services (Labuan) Ltd., at the address given above, has the right to terminate the entire contract should the Company determine that continued sales are not beneficial to the Company or its shareholders, provided that all obligations of the Company and the Purchasers and/or Purchasers' Advisor are fulfilled as outlined in section 1.5 of this Agreement.

         1.2. PAYMENT OF PURCHASE PRICE; CLOSING. The transaction will be closed in Phoenix, Arizona, using the services of Arizona Escrow & Financial Corporation ("Escrow Agent"), a licensed Arizona escrow company, and the Purchaser will pay the purchase price by wire transfer of immediately available funds and Company shall deliver the share certificate(s) to the Escrow Agent according to the terms of the Escrow Agreement (a copy of which is attached hereto as Exhibit A).

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         1.3      COVENANT OF BEST EFFORTS. The Purchasers' Advisor agrees to use its best efforts to arrange for the purchase of the shares between now and October 30, 2004.

         1.4 REPRESENTATIONS BY THE PURCHASERS' ADVISOR. The Purchasers' Advisor makes the following representations and warranties to the Company:

                  (a) ACCESS TO INFORMATION. The Purchaser, in making its recommendation to prospective Purchasers regarding the decision to purchase the Shares, has relied solely upon independent investigations made by it and/or its representatives, if any. The Purchaser and/or its representatives during the course of this transaction, and prior to the purchase of any Shares, will have had the opportunity to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the offering of the Shares and to receive any additional information, documents, records and books relative to its business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company.

                  (b) SOPHISTICATION AND KNOWLEDGE. The Purchaser and/or its representatives have such knowledge and experience in financial and business matters that Purchaser can represent himself/herself/itself and is capable of evaluating the merits and risks of the purchase of the Shares. The Purchaser will be instructed not to rely on the Company with respect to the tax and other economic considerations of an investment in the Shares, and the Purchaser will be instructed to rely on the advice of, or to consult with, only the Purchaser's own advisor(s). The Purchasers shall be required to represent that he/she/it has not been organized for the purpose of acquiring the Shares in a signed Subscription Agreement.

                  (c) LACK OF LIQUIDITY. The Purchaser will acknowledge in the Subscription Agreement that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of its investment. The Purchaser will acknowledge in the Subscription Agreement that he/she/it has no present need for liquidity in connection with its purchase of the Shares.

                  (d) NO PUBLIC SOLICITATION. The Purchaser will acknowledge in the Subscription Agreement that he/she/it is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally. Neither the company nor the Purchasers' Advisor has engaged or will engage in any `Directed Selling Efforts in the U.S.' as defined in Regulation S promulgated by the SEC under U.S. securities laws.

                  (e) AUTHORITY. The Purchasers' Advisor has full right and power to enter into and perform pursuant to this Agreement and constitutes the Purchasers' Advisor's valid and legally binding obligation, enforceable in accordance with its terms. The Purchasers' Advisor is authorized, licensed and otherwise duly qualified to give investment advice to its clients under the laws of Labuan. Purchasers' Advisor agrees to comply with the laws of any jurisdiction in which it contacts clients regarding this opportunity.

                  (f) REGULATION S EXEMPTION. The Purchasers' Advisor understands and will require its clients to acknowledge in writing that the Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchasers' Advisor set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares. In this regard, the Purchasers' Advisor represents, warrants and agrees that:

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                           (i)      No Purchaser will be a U.S. Person (as
defined below) and will not be an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company. A U.S. Person means any one of the following:

                                    (A)      Any natural person residing in the
                           United States of America;

                                    (B)      Any partnership or corporation
                           organized or incorporated under the laws of the United States of America;

                                    (C)      Any estate of which any executor or
                           administrator is a U.S. person;

                                    (D)      Any trust of which any trustee is a
                           U.S. person;

                                    (D)      Any agency or branch of a foreign
                           entity located in the United States of America;

                                    (E)      Any non-discretionary account or
                           similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

                                    (F)      Any discretionary account or
                           similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

                                    (G)      Any partnership or corporation if:

                                             (1)      Organized or incorporated
                                    under the laws of an foreign jurisdiction;
                                    and

                                             (2)      Formed by a U.S. person
                                    principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

                           (ii)     At the time of the origination of contact
concerning this Agreement and the date of the execution and delivery of this Agreement, the Purchasers' Advisor was outside of the United States and has agreed to limit its communications about the Shares to clients who are non-U. S. Persons.

                           (iii)    Each Purchaser will be required to agree in
writing that he/she/it shall not, during the period commencing on the date of issuance of the Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the "Restricted Period"), offer, sell, pledge or otherwise transfer the shares in the United States, or to a U.S. Person for the account or benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

                           (iv)     Each Purchaser will be required to agree in
writing that he/she/it shall, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption there from and, in accordance with all applicable state and foreign securities laws.

                           (v)      Each Purchaser shall be required to
represent in writing that he/she/it has not in any jurisdiction, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to any of the shares of Company's common stock, including without limitation, any put, call or other option transaction, option writing or equity swap.

                           (vi)     Each Purchaser shall be required to
represent in writing that neither he/she/it nor or any person acting on his/her/its behalf has engaged, nor will engage, in any directed selling efforts to U.S. Persons with respect to the Shares and the Purchaser and any person acting on its behalf has and will comply with the "offering restrictions" requirements of Regulation S under the Securities Act.

                           (vii)    The transactions contemplated by this
Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

                           (viii)   Neither the Purchasers' Advisor nor any
person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares. The Purchasers' Advisor agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares in the U.S. or its territories and only in compliance with any local applicable securities laws.

                           (ix)     Each certificate representing the Shares
shall be endorsed with the following legends:

                                    (a)      "THE SHARES ARE BEING OFFERED TO
                           INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT")) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT."

                                    (b)      "TRANSFER OF THESE SHARES IS
                           PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS RESTRICTION SHALL NOT BE REMOVED WITHOUT AN ATTORNEY'S OPINION LETTER REGARDING COMPLAINCE WITH RULE 144."

                                    (c)      Any other legend required to be
                           placed thereon by applicable federal or state securities laws.

                           (x)      The Purchasers' Agent acknowledges that the
Company shall make a notation on its records or give instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth in this Section 1.4.

         1.5 TERMINATION. Either Purchasers' Advisor or Company may terminate the agreement at any time by providing a 15-business day written notification and sending it via Federal Express and facsimile to the registered address of the counter-party. After the termination date, the Purchasers' Advisor shall cease all further marketing efforts for the Shares and shall no longer provide the Company with any new order to purchase the Shares. In the event of termination by the Company, the following conditions would be applicable: Acceptance by the Company of the shares ordered at any time from receipt of the termination notice and up to the last day of the 15-business day notification period.


                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants as follows:

         2.1. ORGANIZATION AND STANDING OF THE COMPANY. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and to execute and deliver this Agreement and other instruments, agreements and documents contemplated herein (together with this Agreement, the "Transaction Documents"), to issue, sell and deliver the Shares and to perform its other obligations pursuant hereto. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in the State of Colorado and all other jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company.

         2.2. CORPORATE ACTION. The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Shares have been duly authorized. The issuance, sale and delivery of the Shares have been duly authorized by all required corporate action on the part of the Company. The Shares, when issued and paid for in accordance with the Transaction Documents, will be validly issued, fully paid and non-assessable and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except as expressly set forth in the Transaction Documents.

         2.3. GOVERNMENTAL APPROVALS. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Shares, or for the performance by the Company of its obligations under the Transaction Documents except for any filings required by applicable securities laws.

         2.4. LITIGATION. Except as set forth on Schedule 2.4, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, nor, to the best knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted. The Company is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency, which such default might have a material adverse effect on the business, assets, liabilities, operations, Intellectual Property Rights, (as defined hereinafter) management or financial condition of the Company. There are no actions or proceedings pending or, to the Company's knowledge, threatened (or any basis therefore known to the Company) against the Company which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, Intellectual Property Rights, affairs or financial condition of the Company or in any of its properties or assets, or which might call into question the validity of any of the Transaction Documents, any of the Shares, or any action taken or to be taken pursuant hereto or thereto.

         2.5. COMPLIANCE WITH OTHER INSTRUMENTS. The Company is in compliance in all material respects with its Certificate of Incorporation and Bylaws, each as amended and/or restated to date, and in all respects with the material terms and provisions of all mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it or any of its properties or assets are subject. The Company is in compliance in all material respects with all judgments, decrees, governmental orders, laws, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject. Neither the execution and delivery of the Transaction Documents nor the issuance of the Shares, nor the consummation or performance of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of, create a conflict with, trigger any "change of control" or other right of any Person under, or require any consent, waiver, release or approval under or with respect to, any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations.

         2.6.     TITLE TO ASSETS; INTELLECTUAL PROPERTY RIGHTS.
                  (a) The Company has good and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, now carried on its books, free of any mortgages, pledges, charges, liens, security interests or other encumbrances. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating, and all said leases and licenses are valid and subsisting and in full force and effect.

                  (b) The Company owns or has a valid right to use patents, patent applications, patent right, trade secrets, confidential business information, formula, processes, laboratory notebooks, algorithms, copyrights, mask works, claims of infringement against third parties, licenses, permits, license rights, contract rights with employees, consultants and third parties, trademarks, trademark rights, inventions and discoveries, and all other intellectual property, including, without limitation, all other such rights generally classified as intangible, intellectual property assets in accordance with GAAP (collectively the, "Intellectual Property Rights") being used to conduct its business as now operated and as now proposed by the Company to be operated and to the best of the Company's knowledge, the conduct of its business as now operated and as now proposed to be operated does not and will not conflict with or infringe upon the Intellectual Property Rights of others. To the best of the Company's knowledge, no claim is pending or threatened against the Company and/or its officers and employees to the effect that any such Intellectual Property Right owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company.

                  (c) The Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including its trade secrets and other confidential information. The Company is and will be the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and such Intellectual Property Rights are valid and in full force and effect. The Company has not received notice of and, to the best of the Company's knowledge there are no claims that the Company's Intellectual Property Rights or the use or ownership thereof by the Company infringes, violates or conflicts with any such right of any third party.

         2.7. TAXES. Except as may be set forth on a Schedule attached to this Agreement, the Company has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, has paid or made provision for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been made and are reflected in the Company's financial statements for all current taxes and other charges to which the Company is subject and which are not currently due and payable.

         2.8. DISCLOSURE. There is no fact within the knowledge of the Company or any of its executive officers which has not been disclosed herein or in writing by them to the Purchaser and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, operations, properties, Intellectual Property Rights, assets or condition, financial or other, of the Company. Without limiting the foregoing, the Company has no knowledge that there exists, or there is pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would materially adversely affect the business, operations, Intellectual Property Rights, affairs or financial condition of the Company.

         2.9. BROKERS OR FINDERS. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Purchasers' Advisor for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or its respective agents.

         2.10. CAPITALIZATION; STATUS OF CAPITAL STOCK. As of the date hereof, the Company had a total authorized capitalization consisting of 100,000,000 shares of Common Stock, $0.001 par value. As of September 30, 2003, 23,670,459 shares of Common Stock were issued and outstanding. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. None of the Company's outstanding securities or authorized capital stock or the Shares is subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of the Company, any stockholder, or any other Person. There are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement. There are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting or transfer of the capital stock of the Company to which the Company is a party. The Company does not have outstanding, and has no obligation to grant or issue, any "phantom stock" or other right measured by the profits, revenues or results of operations of the Company or any portion thereof; or any similar rights.

         2.11. SEC REPORTS. The Company has furnished the Purchaser with true and complete copies of its reports on Form S-8 filed October 16, 2003; Form NT 10-Q on August 14, 2003; and Form 10-QSB for the quarter ending June 30, 2003, on August 19, 2003 (the "Current Reports") which constitute the only documents that the Company was required to file with the SEC since July 1, 2003. As of their respective filing dates, the Current Reports and all other filings made by the Company under the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act") (collectively, the "SEC Reports"), complied with the requirements of the Act or the 1934 Act, as the case may be, and none of such filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.12. BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

         2.13. REFUSAL OF REGISTRATION. The parties hereby acknowledge and agree that the Company shall be required, as a term of this contract, to refuse to register any transfer of the shares not made in accordance with the provisions of Regulation S, or pursuant to Registration, or another exemption from registration under the Securities Act.

         2.14. APPROVAL OF LEGAL COUNSEL. Company acknowledges that each client of Purchasers' Advisor will use the services of Logan & Geotas, PLC, of Phoenix, Arizona, as legal counsel to determine whether, after the required holding period, each proposed sale of the shares purchased under this Agreement may be sold in compliance with Rule 144 and, if so, to issue appropriate opinion letters. Company irrevocably approves Logan & Geotas, PLC to issue such letters and approves of the non-affiliate Rule 144 opinion letter and the Rule 144(k) opinion letter forms attached hereto as Exhibits 3 and 4. Company agrees to instruct its stock transfer agent that the attorneys issuing such letters and the forms of the Rule 144 letters attached hereto are acceptable to Company.

                                  ARTICLE III.

                                 MISCELLANEOUS

         3.1. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         3.2. AMENDMENTS; WAIVERS AND CONSENTS. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if either Party shall obtain consent thereto in writing from the other Party. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         3.3. ADDRESSES FOR NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by Federal Express with a signed receipt by the recipient being required to Company and/or to Purchasers' Advisor at the addresses for each set forth above. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         3.4. COSTS; EXPENSES AND TAXES. Upon execution of this Agreement and with each delivery of the Purchase Price as set forth in 1.3, the Company shall pay no monies in the aggregate, to cover fees and disbursements of counsel to the Purchaser or Purchaser's Advisor incurred in connection with the negotiation, drafting and completion of the Transaction Documents and all related matters. The Company shall pay any and all stamp, or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of any securities and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save each Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         3.5. EFFECTIVENESS; BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company, the Purchasers' Advisor and the respective successors and assigns.

         3.6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in the Transaction Documents, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

         3.7. PRIOR AGREEMENTS. The Transaction Documents executed and delivered in connection herewith constitute the entire agreement between the parties with respect to the subject matter set forth herein and supersede any prior understandings or agreements concerning the subject matter hereof, provided, however, that the Escrow Agreement attached hereto is incorporated by reference and constitutes part of the agreement between the parties.

         3.8. SEVERABILITY. The provisions of the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of such Transaction Document and the terms of the Shares shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         3.9. GOVERNING LAW; VENUE. This Agreement shall be enforced, governed and construed in accordance with the laws of Arizona without giving effect to choice of laws principles or conflict of laws provisions. Any suit, action or proceeding pertaining to this Agreement or any transaction relating hereto shall be brought to the state or federal courts located in Phoenix, Arizona, United States of America, and the undersigned hereby irrevocably consents and submits to the jurisdiction of such courts for the purpose of any such suit, action, or proceeding. Purchaser acknowledges and agrees that venue hereunder shall lie exclusively in Arizona, United States of America.

         3.10. HEADINGS. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         3.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         3.12. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchasers' Advisor or the Company, the Company and the Purchasers' Advisor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Transaction Documents and the Shares.

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed as of the date first above written.

                                    CHINA WIRELESS COMMUNICATIONS, INC.


                                    /s/ BRAD WOODS
                                    ----------------------------------
                                    By:   Brad Woods
                                    Its:  Chief Executive Officer



                                    BELLADOR ADVISORY SERVICES (LABUAN) LTD.


                                    /s/ JAMES KIRBY
                                    -----------------------------
                                    By:   James Kirby
                                    Its:  Director


                                    /s/ PETER TAYLOR
                                    -----------------------------
                                    By:   Peter Taylor
                                    Its:  Director